UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

Capital Environmental Resource Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-25955	Not Applicable

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1122 International Blvd., Suite 601
Burlington Ontario, Canada		L7L 6Z8

(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (905) 319-1237

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
Amendment No. 2 to Preferred Subscription Agrmt
Consent of Shepard Schwartz & Harris LLP
Unaudited Pro Forma Condensed Financial Statements
Consolidated Financial Statements

Item 5. Other Events.

Acquisition of Florida Recycling Services, Inc. (“Florida Recycling”)

     In November 2003, Capital Environmental Resource Inc. (“Capital”, “we”, “us”, or “our”) through its wholly owned subsidiary, Waste Services, Inc. (“Waste Services”) entered into a definitive agreement to acquire Florida Recycling from its stockholders. On April 30, 2004, we completed this acquisition for a purchase price of $98.5 million in cash, working capital of approximately $2.2 million subject to further adjustment and the issuance of 9,250,000 common shares. Florida Recycling’s operations are based in central Florida, primarily serving the Orlando, Daytona, Fort Myers and Tampa metropolitan areas.

Acquisition of Assets from Allied Waste Industries, Inc. (“Allied”)

     As previously announced in November 2003, Waste Services entered into an agreement to acquire the assets of Allied’s northern and central Florida operations (the “Allied Assets”) for a purchase price of approximately $120.0 million subject to an adjustment for working capital. To March 31, 2004, we acquired all of the Allied Assets except for certain assets in the Jacksonville metropolitan area (the “Allied Jacksonville Assets”). On June 7, 2004, we acquired the Allied Jacksonville Assets for aggregate cash consideration of $27.3 million, subject to adjustments for working capital. The primary metropolitan areas currently served by the Allied Assets are Tampa, Sarasota and Jacksonville, Florida.

New Financing Transactions

     We financed the acquisition of Florida Recycling and repaid our previously existing senior credit facilities with a majority of the net proceeds from (i) borrowings under the new Senior Secured Credit Facilities of Waste Services; (ii) an offering of Senior Subordinated Notes of Waste Services and (iii) the private placement of common shares of Capital. Information relating to these financing transactions is more fully described on Form 8-K filed on May 10, 2004 with the Securities and Exchange Commission and the notes to the Unaudited Pro Forma Consolidated Financial Statements filed herein as Exhibit 99.1.

Amendment to Preferred Subscription Agreement with Kelso

     We entered into an amendment to the agreement pursuant to which we issued 55,000 preferred shares of Waste Services, Inc. to Kelso Investment Associates VI, L.P. and KEP VI, LLC, to extend to July 31, 2004 the date by which our migration transaction is to be completed.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired

     The consolidated financial statements of Florida Recycling Services, Inc. of Illinois and its subsidiary for the three months ended March 31, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001, are incorporated herein by reference from Exhibit 99.2 to this Current Report.

     (b) Pro Forma Financial Information.

     The unaudited pro forma condensed consolidated financial statements of Capital as of and for the three months ended March 31, 2004 are incorporated herein by reference from Exhibit 99.1 to this Current Report.

     (c) Exhibits.

4.1	Amendment No. 2 to Preferred Subscription Agreement dated as of June 8, 2004, among Waste Services, Inc., Capital Environmental Resource Inc., Kelso Investment Associates VI, L.P. and KEP VI LLC

23.1	Consent of Florida Recycling Services, Inc.’s Auditor — Shepard, Schwartz & Harris, LLP

99.1	Unaudited pro forma condensed consolidated financial statements of Capital as of and for the three months ended March 31, 2004.

99.2	Consolidated financial statements of Florida Recycling Services, Inc. of Illinois and Subsidiary for the three months ended March 31, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 9, 2004	CAPITAL ENVIRONMENTAL RESOURCE INC. (Registrant)
	By:	/s/ Ronald L. Rubin
	Name:	Ronald L. Rubin
	Title:	Executive Vice President, and Chief Financial Officer

EXHIBIT INDEX

4.1	Amendment No. 2 to Preferred Subscription Agreement dated as of June 8, 2004, among Waste Services, Inc., Capital Environmental Resource Inc., Kelso Investment Associates VI, L.P. and KEP VI LLC

23.1	Consent of Florida Recycling Services, Inc.’s Auditor — Shepard, Schwartz & Harris, LLP

99.1	Unaudited pro forma condensed consolidated financial statements of Capital as of and for the three months ended March 31, 2004.

99.2	Consolidated financial statements of Florida Recycling Services, Inc. of Illinois and Subsidiary for the three months ended March 31, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001.

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